Exhibit 99.1

Carolina Financial Corporation Reports Results for Second Quarter of 2017

NEWS RELEASE – For Release July 20, 2017, 4:00PM

For More Information, Contact:

William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, S.C., July 20, 2017 - Carolina Financial Corporation (NASDAQ: CARO) today announced financial results for the second quarter of 2017.

Operational highlights for the three months ended June 30, 2017 include:

•	Carolina Financial Corporation (the “Company” or “Carolina Financial”) announced the execution of an Agreement and Plan of Merger and Reorganization, dated June 9, 2017, by and between the Company and First South Bancorp, Inc. (“First South”), pursuant to which, subject to the terms and conditions set forth therein, First South will merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger. The Merger Agreement provides that immediately following the Merger, First South’s wholly-owned bank subsidiary, First South Bank, a North Carolina-chartered bank, will merge with and into the Company’s wholly-owned bank subsidiary, CresCom Bank, a South Carolina-chartered bank (the “Bank Merger”), with CresCom Bank as the surviving entity in the Bank Merger.
•	In April 2017, the Company completed the operational conversion of its acquisition of Greer Bancshares Incorporated (“Greer”).

Financial highlights at and for the three months ended June 30, 2017, include:

•	Net income for the second quarter 2017 increased 229.3% to $9.3 million, or $0.58 per diluted share, from $2.8 million, or $0.23 per diluted share for the second quarter of 2016. Included in earnings are pretax merger-related expenses of $0.3 million and $2.8 million for the second quarter of 2017 and 2016, respectively.
•	Operating earnings for the second quarter of 2017, which exclude certain non-operating income and expenses, increased 78.8% to $9.1 million, or $0.56 per diluted share, from $5.1 million, or $0.42 per diluted share, from the second quarter of 2016.
•	Included in operating earnings for the second quarter of 2017 and 2016 are tax benefits of $1.2 million ($0.07 per diluted share), and $0.4 million ($0.03 per diluted share), respectively, related to excess stock-based compensation.
•	Performance ratios Q2 2017 compared to Q2 2016:
o	Return on average assets improved to 1.72% compared to 0.76%.
o	Operating return on average assets improved to 1.69% compared to 1.38%.
o	Return on average tangible equity was 16.02% compared to 7.96%.
o	Operating return on average tangible equity improved to 15.65% compared to 14.32%.
•	Loans receivable, excluding Greer loans acquired in March 2017, grew $62.5 million, or at an annualized rate of 10.6%, since December 31, 2016.
•	Nonperforming assets to total assets were 0.31% at June 30, 2017 compared to 0.40% at December 31, 2016.
•	Total deposits, excluding Greer deposits acquired in March 2017, increased $94.4 million since December 31, 2016. Core deposits, excluding Greer core deposits acquired, increased $67.4 million since December 31, 2016.

“We are very pleased to announce the signing of a merger agreement with First South. We view this relationship as strategic to our stated objective to be acquisitive, while maximizing shareholder value. This transaction gives us access to a number of high growth markets, including Raleigh and Durham, North Carolina, and provides a strong core deposit franchise. In addition, our overall operating results for the second quarter of 2017 continued to improve with an increase in operating earnings of 78.8% compared to the second quarter of 2016,” stated Jerry Rexroad, Chief Executive Officer.

Financial Results

Carolina Financial Corporation

■	The Company reported an increase in net income for the three months ended June 30, 2017 of $9.3 million, or $0.58 per diluted share, as compared to $2.8 million, or $0.23 per diluted share, for the three months ended June 30, 2016. Included in net income for the three months ended June 30, 2017 and 2016 were pretax merger related expenses of $0.3 million and $2.8 million, respectively. The Company reported increased net income for the six months ended June 30, 2017 of $14.2 million, or $0.94 per diluted share, as compared to $6.5 million, or $0.54 per diluted share, for the six months ended June 30, 2016. Included in net income for the six months ended June 30, 2017 and 2016 were pretax merger related expenses of $1.6 million and $3.0 million, respectively.
■	Operating earnings for the second quarter of 2017, which excludes certain non-operating income and expenses, increased 78.8% to $9.1 million, or $0.56 per diluted share, from $5.1 million, or $0.42 per diluted share, from the second quarter of 2016. Operating earnings for the six months ended June 30, 2017, which excludes certain non-operating income and expenses, increased 72.5% to $14.9 million, or $0.99 per diluted share, from $8.7 million, or $0.72 per diluted share, from the same period of 2016.
■	The Company’s net interest margin-tax equivalent increased to 4.03% for the second quarter of 2017 compared to 3.64% for the second quarter of 2016.
■	The Company reported book value per common share of $17.55 and $13.23 as of June 30, 2017 and December 31, 2016, respectively. Tangible book value per common share was $14.74 and $12.59 as of June 30, 2017 and December 31, 2016, respectively.
■	At June 30, 2017, the Company’s regulatory capital ratios exceeded the minimum levels currently required. Stockholders’ equity totaled $281.8 million as of June 30, 2017 compared to $163.2 million at December 31, 2016. Tangible equity to tangible assets at June 30, 2017 was 11.0% compared to 9.3% at December 31, 2016.
■	Included in operating earnings for the second quarter of 2017 and 2016 are tax benefits of $1.2 million ($0.07 per diluted share), and $0.4 million ($0.03 per diluted share), respectively, related to excess stock-based compensation. Included in operating earnings for six months ended June 30, 2017 and 2016 are tax benefits of $1.4 million ($0.09 per diluted share), and $0.4 million ($0.03 per diluted share), respectively, related to excess stock-based compensation.

Community Banking

■	Community banking segment net income increased 290.5% to $8.4 million for the three months ended June 30, 2017 compared to $2.2 million for the three months ended June 30, 2016. Included in net income for the three months ended June 30, 2017 and 2016 were pretax merger related expenses of $0.3 million and $2.7 million, respectively. The community banking segment net income increased 132.3% to $13.0 million for the six months ended June 30, 2017 compared to $5.6 million for the six months ended June 30, 2016. Included in net income for the six months ended June 30, 2017 and 2016 were pretax merger related expenses of $1.6 million and $2.9 million, respectively.
■	Community banking segment operating earnings increased 88.2% to $8.2 million for the three months ended June 30, 2017 compared to $4.4 million for the three months ended June 30, 2016. Included in earnings for the three months ended June 30, 2017 and 2016 were pretax merger related expenses of $0.3 million and $2.7 million, respectively. The community banking segment operating earnings increased 73.4% to $13.6 million for the six months ended June 30, 2017 compared to $7.8 million for the six months ended June 30, 2016. Included in earnings for the six months ended June 30, 2017 and 2016 were pretax merger related expenses of $1.6 million and $2.9 million, respectively.
■	No provision for loan loss was recorded during the three months ended June 30, 2017 or 2016. This was primarily due to continued excellent asset quality, as well as net recoveries to average loans receivable of (0.01%) and (0.03%) for the three months ended June 30, 2017 and 2016, respectively.
■	Non-performing assets were 0.31% and 0.40% of total assets at June 30, 2017 and December 31, 2016, respectively.
■	Loans receivable, gross increased to $1.4 billion at June 30, 2017 compared to $1.2 billion at December 31, 2016.
■	The number of checking accounts increased at an annualized rate of 11.0%, excluding Greer checking accounts acquired, since December 31, 2016. Total deposits, excluding acquired deposits from the Greer acquisition, increased $94.4 million since December 31, 2016. As of June 30, 2017 and December 31, 2016, core deposits, defined as checking, savings and money market, comprised approximately 64.9% and 60.6%, respectively, of total deposits.

Wholesale Mortgage Banking

■	Net income for the wholesale mortgage banking segment was $1.2 million for the three months ended June 30, 2017 compared to $919,000 for the three months ended June 30, 2016. Net income was $1.9 million for the six months ended June 30, 2017 compared to $1.3 million for the six months ended June 30, 2016.
■	Net margin was 1.69% for the three months ended June 30, 2017 compared to 1.84% for the three months ended June 30, 2016. Originations for the three months ended June 30, 2017 and 2016 were $219.8 million and $200.2 million, respectively. Net margin was 1.74% for the six months ended June 30, 2017 compared to 1.66% for the six months ended June 30, 2016. Originations for the six months ended June 30, 2017 and 2016 were $400.6 million and $387.0 million, respectively.
■	Net interest income for the wholesale mortgage banking segment was $0.4 million for the three months ended June 30, 2017 compared to $0.3 million for the three months ended June 30, 2016. Net interest income for the wholesale mortgage banking segment was $0.8 million for the six months ended June 30, 2017 compared to $0.7 million for the six months ended June 30, 2016.
■	Mortgage loan servicing income, net of amortization of mortgage servicing rights and subservicing expense, for the wholesale mortgage banking segment was $0.4 million for the three months ended June 30, 2017 and June 30, 2016, respectively. Mortgage loan servicing income, net of amortization of mortgage servicing rights and subservicing expense, for the wholesale mortgage banking segment was $0.8 million for the six months ended June 30, 2017 and June 30, 2016, respectively. At June 30, 2017, loans serviced for third parties totaled $2.4 billion, compared to $2.3 billion at December 31, 2016.

Conference Call

A conference call will be held at 11:00 a.m., Eastern Time on July 21, 2017. The conference call can be accessed by dialing (866) 464-9448 or (213) 660-0874 and requesting the Carolina Financial Corporation earnings call. The conference ID number is 52128528. Listeners should dial in 10 minutes prior to the start of the call.  The live webcast and presentation slides will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations” approximately three hours after the call and can be accessed by dialing (855) 859-2056 or (404) 537-3406 and requesting conference number 52128528.

About Carolina Financial Corporation

Carolina Financial Corporation (NASDAQ: CARO) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company.  As of June 30, 2017, Carolina Financial Corporation had approximately $2.2 billion in total assets and Crescent Mortgage Company was licensed to originate loans in 48 states partnering with community banks, credit unions and mortgage brokers. On June 11, 2016, Carolina Financial completed its acquisition of Congaree Bancshares Inc. On January 5, 2017, the Company closed a public offering of approximately 1.8 million shares of its common stock with net proceeds of approximately $47.7 million, net of related expenses. On March 18, 2017, Carolina Financial completed its acquisition of Greer Bancshares Incorporated. On June 9, 2017, Carolina Financial Corporation announced the execution of an Agreement and Plan of Merger and Reorganization by and between the Company and First South Bancorp, Inc. (“First South”), pursuant to which, subject to the terms and conditions set forth therein, First South will merge with and into the Company, with the Company as the surviving corporation.

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). Such statements should be read along with the accompanying tables, which provide a reconciliation of non-GAAP measures to GAAP measures. This news release and the accompanying tables discuss financial measures, including but not limited to, core deposits, tangible book value, operating earnings and net income related to segments of the Company, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results or financial condition as reported under GAAP.

Please refer to the Non-GAAP reconciliation tables later in this release for additional information.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act and regulations adopted thereunder; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company; (7) the business related to acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected; (8) the expected cost savings and any revenue synergies from acquisitions may not be fully realized within expected timeframes; and (9) disruption from acquisitions may make it more difficult to maintain relationships with clients, associates, or suppliers.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

###

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS
Cash and due from banks	$14,965	9,761
Interest-bearing cash	30,064	14,591
Cash and cash equivalents	45,029	24,352
Securities available-for-sale	500,310	335,352
Federal Home Loan Bank stock, at cost	10,545	11,072
Other investments	2,130	1,768
Derivative assets	2,583	2,219
Loans held for sale	36,232	31,569
Loans receivable, gross	1,435,420	1,178,266
Allowance for loan losses	(10,750)	(10,688)
Loans receivable, net	1,424,670	1,167,578

Premises and equipment, net	46,872	37,054
Accrued interest receivable	7,124	5,373
Real estate acquired through foreclosure, net	1,417	1,179
Deferred tax assets, net	8,057	8,341
Mortgage servicing rights, net	16,692	15,032
Cash value life insurance	38,057	28,984
Core deposit intangible	7,836	3,658
Goodwill	37,287	4,266
Other assets	7,070	5,939
Total assets	$2,191,911	1,683,736

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Noninterest-bearing deposits	$330,641	229,905
Interest-bearing deposits	1,333,088	1,028,355
Total deposits	1,663,729	1,258,260
Short-term borrowed funds	149,000	203,000
Long-term debt	75,327	38,465
Derivative liabilities	249	342
Drafts outstanding	3,869	6,223
Advances from borrowers for insurance and taxes	2,684	1,058
Accrued interest payable	755	327
Reserve for mortgage repurchase losses	2,354	2,880
Dividends payable to stockholders	646	502
Accrued expenses and other liabilities	11,480	9,489
Total liabilities	1,910,093	1,520,546
Stockholders' equity:
Preferred stock	—	—
Common stock	162	125
Additional paid-in capital	168,509	66,156
Retained earnings	110,166	98,451
Accumulated other comprehensive income (loss), net of tax	2,981	(1,542)
Total stockholders' equity	281,818	163,190
Total liabilities and stockholders' equity	$2,191,911	1,683,736

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
	(In thousands, except share data)
Interest income
Loans	$18,280	11,880	33,247	22,965
Investment securities	3,661	2,470	6,214	4,622
Dividends from Federal Home Loan Bank stock	115	108	216	205
Federal funds sold	4	2	7	2
Other interest income	63	33	108	59
Total interest income	22,123	14,493	39,792	27,853
Interest expense
Deposits	2,098	1,512	3,790	2,879
Short-term borrowed funds	429	91	784	196
Long-term debt	498	570	850	1,185
Total interest expense	3,025	2,173	5,424	4,260
Net interest income	19,098	12,320	34,368	23,593
Provision for loan losses	—	—	—	—
Net interest income after provision for loan losses	19,098	12,320	34,368	23,593
Noninterest income
Mortgage banking income	4,289	4,187	7,897	7,362
Deposit service charges	998	897	1,856	1,759
Net loss on extinguishment of debt	—	(47)	—	(56)
Net gain on sale of securities	621	113	806	530
Fair value adjustments on interest rate swaps	(69)	(226)	(127)	(507)
Net increase in cash value life insurance	281	229	492	458
Mortgage loan servicing income	1,604	1,413	3,170	2,801
Other	1,081	623	1,941	1,118
Total noninterest income	8,805	7,189	16,035	13,465
Noninterest expense
Salaries and employee benefits	9,255	7,675	17,864	14,825
Occupancy and equipment	2,439	1,927	4,621	3,769
Marketing and public relations	416	385	797	770
FDIC insurance	75	179	175	347
Provision for mortgage loan repurchase losses	(225)	(250)	(450)	(500)
Legal expense	151	56	216	105
Other real estate expense, net	26	39	45	59
Mortgage subservicing expense	505	468	991	891
Amortization of mortgage servicing rights	665	541	1,335	1,073
Merger related expenses	279	2,799	1,599	2,985
Other	2,304	1,990	4,283	3,753
Total noninterest expense	15,890	15,809	31,476	28,077
Income before income taxes	12,013	3,700	18,927	8,981
Income tax expense	2,673	864	4,684	2,502
Net income	$9,340	2,836	14,243	6,479

Earnings per common share:
Basic	$0.58	$0.24	$0.95	$0.55
Diluted	$0.58	$0.23	$0.94	$0.54
Weighted average common shares outstanding:
Basic	16,029,332	11,908,282	14,980,349	11,827,428
Diluted	16,180,171	12,076,878	15,144,796	12,001,862

CAROLINA FINANCIAL CORPORATION

(Unaudited)

(Dollars in thousands)

	At or for the Three Months Ended
Selected Financial Data:	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016

Selected Average Balances:
Total assets	$2,166,803	1,768,323	1,651,653	1,626,717	1,482,963
Investment securities and FHLB stock	510,706	373,551	326,485	345,385	335,105
Loans receivable, net	1,412,940	1,214,777	1,138,120	1,093,669	978,337
Loans held for sale	22,412	17,827	32,951	32,196	24,467
Deposits	1,633,285	1,330,805	1,288,665	1,291,567	1,170,860
Stockholders’ equity	277,708	210,071	160,991	157,311	145,656

Performance Ratios (annualized):
Return on average equity	13.45%	9.34%	12.80%	15.11%	7.79%
Return on average tangible equity (Non-GAAP)	16.02%	9.98%	13.46%	15.93%	7.96%
Return on average assets	1.72%	1.11%	1.25%	1.46%	0.76%
Operating return on average equity (Non-GAAP)	13.15%	10.95%	14.32%	14.95%	14.02%
Operating return on average tangible equity (Non-GAAP)	15.65%	11.70%	15.06%	15.76%	14.32%
Operating return on average assets (Non-GAAP)	1.69%	1.30%	1.40%	1.45%	1.38%
Average earning assets to average total assets	90.68%	91.99%	93.21%	92.94%	93.44%
Average loans receivable to average deposits	86.51%	91.28%	88.32%	84.68%	83.56%
Average stockholders’ equity to average assets	12.82%	11.88%	9.75%	9.67%	9.82%
Net interest margin-tax equivalent (1)	4.03%	3.93%	3.87%	3.75%	3.64%
Net charge-offs (recovery) to average loans receivable	(0.01)%	(0.01)%	(0.12)%	(0.02)%	(0.03)%
Nonperforming assets to period end loans receivable	0.48%	0.52%	0.58%	0.62%	0.67%
Nonperforming assets to total assets	0.31%	0.34%	0.40%	0.42%	0.45%
Nonperforming loans to total loans	0.38%	0.42%	0.48%	0.37%	0.37%
Allowance for loan losses as a percentage of loans receivable (end of period)	0.75%	0.76%	0.91%	0.91%	0.96%
Allowance for loan losses as a percentage of non-acquired loans receivable (Non-GAAP)	0.93%	0.96%	1.01%	1.03%	1.10%
Allowance for loan losses as a percentage of nonperforming loans	196.85%	180.66%	190.01%	247.72%	262.68%

Nonperforming Assets:
Loans 90 days or more past due and still accruing	$—	—	—	—	—
Nonaccrual loans	5,461	5,931	5,625	4,174	3,920
Total nonperforming loans	5,461	5,931	5,625	4,174	3,920
Real estate acquired through foreclosure, net	1,417	1,479	1,179	2,843	3,272
Total nonperforming assets	$6,878	7,410	6,804	7,017	7,192

(1) Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.

Carolina Financial Corporation

Segment Information

(Unaudited)

(Dollars in thousands)

	For the Three Months		For the Six Months		Increase (Decrease)
	Ended June 30,		Ended June 30,		Three	Six
	2017	2016	2017	2016	Months	Months
Segment net income:
Community banking	$8,443	2,162	12,951	5,575	6,281	7,376
Wholesale mortgage banking	1,238	919	1,884	1,320	319	564
Other	(346)	(253)	(591)	(441)	(93)	(150)
Eliminations	5	8	(1)	25	(3)	(26)
Total net income	$9,340	2,836	14,243	6,479	6,504	7,764

	For the Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Segment net income:
Community banking	$8,443	4,509	4,565	4,734	2,162
Wholesale mortgage banking	1,238	645	806	1,402	919
Other	(346)	(244)	(232)	(228)	(253)
Eliminations	5	(6)	11	33	8
Total net income	$9,340	4,904	5,150	5,941	2,836

	For the Three Months Ended June 30, 2017
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$21,691	427	8	(3)	22,123
Interest expense	2,747	42	278	(42)	3,025
Net interest income (expense)	18,944	385	(270)	39	19,098
Provision for loan losses	—	—	—	—	—
Noninterest income from external customers	3,494	5,311	—	—	8,805
Intersegment noninterest income	242	31	—	(273)	—
Noninterest expense	11,448	4,164	278	—	15,890
Intersegment noninterest expense	—	240	2	(242)	—
Income (loss) before income taxes	11,232	1,323	(550)	8	12,013
Income tax expense (benefit)	2,789	85	(204)	3	2,673
Net income (loss)	$8,443	1,238	(346)	5	9,340

	For the Three Months Ended June 30, 2016
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$14,136	329	4	24	14,493
Interest expense	2,025	4	148	(4)	2,173
Net interest income (expense)	12,111	325	(144)	28	12,320
Provision for loan losses	—	—	—	—	—
Noninterest income from external customers	2,078	5,111	—	—	7,189
Intersegment noninterest income	242	15	—	(257)	—
Noninterest expense	11,646	3,891	272	—	15,809
Intersegment noninterest expense	—	240	2	(242)	—
Income (loss) before income taxes	2,785	1,320	(418)	13	3,700
Income tax expense (benefit)	623	401	(165)	5	864
Net income (loss)	$2,162	919	(253)	8	2,836

Carolina Financial Corporation

Segment Information, Continued

(Unaudited)

(Dollars in thousands)

	For the Six Months Ended June 30, 2017
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$38,949	822	13	8	39,792
Interest expense	4,965	54	459	(54)	5,424
Net interest income (expense)	33,984	768	(446)	62	34,368
Provision for loan losses	—	—	—	—	—
Noninterest income from external customers	5,912	10,123	—	—	16,035
Intersegment noninterest income	483	64	—	(547)	—
Noninterest expense	22,772	8,216	488	—	31,476
Intersegment noninterest expense	—	480	3	(483)	—
Income (loss) before income taxes	17,607	2,259	(937)	(2)	18,927
Income tax expense (benefit)	4,656	375	(346)	(1)	4,684
Net income (loss)	$12,951	1,884	(591)	(1)	14,243

	For the Six Months Ended June 30, 2016
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$27,080	698	9	66	27,853
Interest expense	3,964	9	296	(9)	4,260
Net interest income (expense)	23,116	689	(287)	75	23,593
Provision for loan losses	—	—	—	—	—
Noninterest income from external customers	4,211	9,254	—	—	13,465
Intersegment noninterest income	485	34	—	(519)	—
Noninterest expense	20,075	7,571	431	—	28,077
Intersegment noninterest expense	—	481	4	(485)	—
Income (loss) before income taxes	7,737	1,925	(722)	41	8,981
Income tax expense (benefit)	2,162	605	(281)	16	2,502
Net income (loss)	$5,575	1,320	(441)	25	6,479

	For the Three Months Ended June 30,
	Loan Originations		Mortgage Banking Income		Margin
	2017	2016	2017	2016	2017	2016
Additional segment information:
Community banking	$24,416	24,629	582	509	2.38%	2.07%
Wholesale mortgage banking	219,793	200,161	3,707	3,678	1.69%	1.84%
Total mortgage banking income	$244,209	224,790	4,289	4,187	1.76%	1.86%

	For the Six Months Ended June 30,
	Loan Originations		Mortgage Banking Income		Margin
	2017	2016	2017	2016	2017	2016
Additional segment information:
Community banking	$39,169	42,308	941	929	2.40%	2.20%
Wholesale mortgage banking	400,623	386,960	6,956	6,433	1.74%	1.66%
Total mortgage banking income	$439,792	429,268	7,897	7,362	1.80%	1.72%

Carolina Financial Corporation

Segment Information, Continued

(Unaudited)

(Dollars in thousands, except per share information)

	For the Three Months Ended June 30, 2017
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Additional segment information (Non-GAAP):
Income tax benefit from excess stock-based compensation	$801	396	—	—	1,197

Income tax benefit of excess stock-based compensation on diluted earnings per share	$0.05	0.02	—	—	0.07

	For the Three Months Ended June 30, 2016
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Additional segment information (Non-GAAP):
Income tax benefit from excess stock-based compensation	$343	56	—	—	399

Income tax benefit of excess stock-based compensation on diluted earnings per share	$0.02	0.00	—	—	0.03

	For the Six Months Ended June 30, 2017
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Additional segment information (Non-GAAP):
Income tax benefit from excess stock-based compensation	$1,018	427	—	—	1,445

Income tax benefit of excess stock-based compensation on diluted earnings per share	$0.06	0.03	—	—	0.09

	For the Six Months Ended June 30, 2016
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Additional segment information (Non-GAAP):
Income tax benefit from excess stock-based compensation	$343	56	—	—	399

Income tax benefit of excess stock-based compensation on diluted earnings per share	$0.02	0.00	—	—	0.03

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Consolidated

(Unaudited)

(In thousands, except share data)

	At the Month Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016

Core deposits:
Noninterest-bearing demand accounts	$330,641	298,365	229,905	267,892	246,811
Interest-bearing demand accounts	298,123	309,961	191,851	195,792	166,843
Savings accounts	70,336	66,506	48,648	47,035	46,032
Money market accounts	380,108	363,600	292,639	299,960	296,968
Total core deposits (Non-GAAP)	1,079,208	1,038,432	763,043	810,679	756,654

Certificates of deposit:
Less than $250,000	539,177	524,836	467,937	476,744	480,002
$250,000 or more	45,344	44,452	27,280	24,853	26,532
Total certificates of deposit	584,521	569,288	495,217	501,597	506,534
Total deposits	$1,663,729	1,607,720	1,258,260	1,312,276	1,263,188

	At the Month Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016

Tangible book value per share:
Total stockholders’ equity	$281,818	271,454	163,190	160,331	155,017
Less intangible assets	(45,123)	(45,292)	(7,924)	(8,037)	(8,150)
Tangible common equity (Non-GAAP)	$236,695	226,162	155,266	152,294	146,867

Issued and outstanding shares	16,156,943	16,185,408	12,548,328	12,546,220	12,545,282
Less nonvested restricted stock awards	(101,489)	(227,439)	(211,908)	(216,828)	(219,228)
Period end dilutive shares	16,055,454	15,957,969	12,336,420	12,329,392	12,326,054

Total stockholders equity	$281,818	271,454	163,190	160,331	155,017
Divided by period end dilutive shares	16,055,454	15,957,969	12,336,420	12,329,392	12,326,054
Common book value per share	$17.55	17.01	13.23	13.00	12.58

Tangible common equity (Non-GAAP)	$236,695	226,162	155,266	152,294	146,867
Divided by period end dilutive shares	16,055,454	15,957,969	12,336,420	12,329,392	12,326,054
Tangible common book value per share (Non-GAAP)	$14.74	14.17	12.59	12.35	11.92

	At the Month Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Acquired and non-acquired loans:
Acquired loans receivable	$278,275	303,244	119,422	129,505	130,228
Non-acquired loans receivable	1,157,145	1,113,766	1,058,844	1,003,724	937,028
Total loans receivable	$1,435,420	1,417,010	1,178,266	1,133,229	1,067,256
% Acquired	19.39%	21.40%	10.14%	11.43%	12.20%

Non-acquired loans	$1,157,145	1,113,766	1,058,844	1,003,724	937,028
Allowance for loan losses	10,750	10,715	10,688	10,340	10,297
Allowance for loan losses to non-acquired loans (Non-GAAP)	0.93%	0.96%	1.01%	1.03%	1.10%

Total loans receivable	$1,435,420	1,417,010	1,178,266	1,133,229	1,067,256
Allowance for loan losses	10,750	10,715	10,688	10,340	10,297
Allowance for loan losses to total loans receivable	0.75%	0.76%	0.91%	0.91%	0.96%

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Consolidated

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended
Operating Earnings and Performance Ratios:	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Income before income taxes	$12,013	6,915	7,498	8,939	3,700
Gain on sale of securities	(621)	(185)	(65)	(111)	(113)
Net loss on extinguishment of debt	—	—	1,694	118	47
Fair value adjustments on interest rate swaps	69	58	(998)	(99)	226
Merger related expenses	279	1,319	260	—	2,799
Operating earnings before income taxes	11,740	8,107	8,389	8,847	6,659
Tax expense (1)	2,612	2,358	2,627	2,967	1,555
Operating earnings (Non-GAAP)	$9,128	5,749	5,762	5,880	5,104

Average equity	$277,708	210,071	160,991	157,311	145,656
Average assets	$2,166,803	1,768,323	1,651,653	1,626,717	1,482,963

Average Equity	$277,708	210,071	160,991	157,311	145,656
Less average intangible assets	(44,452)	(13,510)	(7,979)	(8,092)	(3,076)
Average tangible common equity (Non-GAAP)	$233,256	196,561	153,012	149,219	142,580

Operating return on average assets (Non-GAAP)	1.69%	1.30%	1.40%	1.45%	1.38%
Operating return on average equity (Non-GAAP)	13.15%	10.95%	14.32%	14.95%	14.02%
Operating return on average tangible equity (Non-GAAP)	15.65%	11.70%	15.06%	15.76%	14.32%

Weighted average common shares outstanding:
Basic	16,029,332	13,919,711	12,336,420	12,327,921	11,908,282
Diluted	16,180,171	14,139,241	12,585,518	12,535,551	12,076,878
Operating earnings per common share:
Basic (Non-GAAP)	$0.57	0.41	0.47	0.48	0.43
Diluted (Non-GAAP)	$0.56	0.41	0.46	0.47	0.42

As Reported:
Income before income taxes	$12,013	6,915	7,498	8,939	3,700
Tax expense	2,673	2,011	2,348	2,998	864
Net Income	$9,340	4,904	5,150	5,941	2,836

Average equity	$277,708	210,071	160,991	157,311	145,656
Average tangible equity (Non-GAAP)	$233,256	196,561	153,012	149,219	142,580
Average assets	$2,166,803	1,768,323	1,651,653	1,626,717	1,482,963
Return on average assets	1.72%	1.11%	1.25%	1.46%	0.76%
Return on average equity	13.45%	9.34%	12.80%	15.11%	7.79%
Return on average tangible equity (Non-GAAP)	16.02%	9.98%	13.46%	15.93%	7.96%

Weighted average common shares outstanding:
Basic	16,029,332	13,919,711	12,336,420	12,327,921	11,908,282
Diluted	16,180,171	14,139,241	12,585,518	12,535,551	12,076,878
Earnings per common share:
Basic	$0.58	0.35	0.42	0.48	0.24
Diluted	$0.58	0.35	0.41	0.47	0.23

(1) Tax expense is determined using the effective tax rate reflected in the accompanying income statement for the applicable reporting period.

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Community Banking Segment

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Segment net income:
Community banking	$8,443	$4,509	4,565	4,734	2,162
Wholesale mortgage banking	1,238	645	806	1,402	919
Other	(346)	(244)	(232)	(228)	(253)
Eliminations	5	(6)	11	33	8
Total net income	$9,340	$4,904	5,150	5,941	2,836

Community banking segment operating earnings:
Income before income taxes	$11,232	$6,375	6,545	6,975	2,785
Tax expense (1)	2,789	1,866	1,980	2,241	623
Bank segment net income	$8,443	$4,509	4,565	4,734	2,162

Weighted average common shares outstanding:
Basic	16,029,332	13,919,711	12,336,420	12,327,921	11,908,282
Diluted	16,180,171	14,139,241	12,585,518	12,535,551	12,076,878

Earnings per common share:
Basic	$0.53	$0.32	$0.37	$0.38	$0.18
Diluted	$0.52	$0.32	$0.36	$0.38	$0.18

Bank segment income before taxes	$11,232	$6,375	6,545	6,975	2,785
Gain on sale of securities	(621)	(185)	(65)	(111)	(113)
Net loss on extinguishment of debt	—	—	1,693	118	47
Fair value adjustments on interest rate swaps	69	58	(998)	(99)	226
Merger related expenses (2)	279	1,311	254	—	2,697
Operating earnings before income taxes	10,959	7,559	7,429	6,883	5,642
Tax expense (1)	2,721	2,213	2,247	2,211	1,262
Operating bank segment earnings (Non-GAAP)	$8,238	$5,346	5,182	4,672	4,380

Operating bank segment earnings per common share:
Basic (Non-GAAP)	$0.51	$0.38	$0.42	$0.38	$0.37
Diluted (Non-GAAP)	$0.51	$0.38	$0.41	$0.37	$0.36

(1) Tax expense is determined using the effective tax rate computed for the applicable business segment.

(2) Remaining merger related costs were incurred within the category “Other” segment earnings.